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                                January 16, 2020

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

            This letter confirms that Matthew Coleman, Deborah Ginsberg, Michael
LaGatta, Ken Murphy and Joann Harris are authorized and designated to sign all securities related filings under Sections 13 and 16 of the Securities Exchange
Act of 1934, as amended, with the Securities and Exchange Commission, including
Form ID Acknowledgements, on my behalf.  This authorization and designation shall be valid until December 31, 2022.

                                                Very truly yours,

                                                /s/ Kelvin Davis
                                                -----------------------
                                                Kelvin Davis